UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2009

LABURNUM VENTURES INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-52043
Commission File Number

1944 Bayview Court
Kelowna, B.C., V1Z 3L8
(Address of principal executive offices)

Registrant’s telephone number, including area code: 250-826-4101

404 – 1155 Mainland Street,
Vancouver, BC, Canada, V6B 5P2
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02  Departure of Directors or Certain Officers; Appointment of Certain Officers

On September 2, 2009, Laburnum Ventures Inc. (the “Company”, “us”, “we”, “our”) accepted David Chapman’s consent to act as the Company’s director.  Also on September 2, 2009, the Company accepted Tom Brown’s resignation as the Company’s director.  Mr. Brown did not resign due to any disagreements with the Company.  David Chapman is currently the Company’s sole director.

There are no material plans, contracts or arrangements which the director is a party to or in which he participates that are entered into or material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

Additionally, there are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $ 120,000 or one percent of the average of the smaller reporting company's total assets at year end for the last two completed fiscal years, and in which Mr. Chapman had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 8, 2009	Laburnum Ventures Inc.
(Registrant)

	By:	/s/ Rock Rutherford
Rock Rutherford President and Chief Executive Officer